IRIS BioTechnologies

DIAGNOSTIC GUIDED THERAPY
FOR HUMAN DISEASES

October 28, 2013

Forward-looking Statements

Statements in this presentation about the Company's expectations, applications of its technology, markets, launch of tests and other statements that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on management's current beliefs, assumptions, estimates and projections. Actual results may differ materially from those projected in the forward-looking statements for various reasons, including risks associated with product and test development, test transfer to contracting labs, government regulation, market acceptance, limited commercial experience, dependence on key personnel, obtaining financing and other factors discussed in the Company's periodic reports filed with the Securities and Exchange Commission.

- **If cancer or other disease strikes, what medical treatment will work best for you?** IRIS thinks that you should know.

- **Why is IRIS important to you?** We give you and your physicians the information to choose the best medical treatment regimen before the treatment begins. We enable precision healthcare. This is the future of medicine.

- **How does IRIS do it?** We analyse the totality of who you are by looking at a combination of many things including your nucleic acids such as DNA and RNA as well as proteins, family medical history, life style, and environmental exposure.

- **What makes IRIS the best approach to cancer treatment?** Actionable integration of molecular profiling with clinical decision making. Precision analysis of potential cancer recurrence and chemotherapy effectiveness, along with matching to targeted therapies and therapies in clinical trials.

- **What else is IRIS doing?** Our powerful technology is useful for numerous medical applications, not just cancer treatment. We are developing new and powerful tools as well as a global patient information database. Understanding the molecular basis for diseases enables precision targeted drug development and delivery.

IRIS Overview

IRIS BioTechnologies

- **Intellectual Property:** Five US and international patents granted.
- **Initial Product:** Nano-Biochip™ for optimizing the treatment of cancer, enabling the practice of personalized and targeted medicine.
- **Important Service:** BioWindows™ Artificial Intelligence System for personalized, predictive, preventive, and participatory healthcare.
- **Management team:** Experienced management team & seasoned scientific advisory board.
- **IRB Approved Research:** Breast Cancer Clinical Study.

Products and Services

IRIS BioTechnologies

- **Nano-biochip™ Product Pipeline:** CancerChip™, PrenatalChip™, NeuroChip™(Alzheimers and Parkinson diseases), MetabolicChip™(Diabetes), CardioChip™, and Chips for veterinary, agricultural (e.g., biofuel development), environmental, and other applications.

- **Analytical services:** BioWindows™ database access for clinical applications, drug development, and stem cell research.

- **Online potential:** BioWindows for secure, convenient, and confidential communication among physicians, patients, and other healthcare providers; an online marketplace.

IRIS Market Overview

IRIS BioTechnologies

- **Target customers:** Large hospital networks, pharmaceutical companies, research institutions, and private individuals.
- **Large Market:** Fastest growing multi-billion-dollar market segment in the medical industry.
- **Key Drivers:** Patients, Insurance Companies, Employers, Medical Professionals, and Government Requirements.

IRIS Technology Overview

IRIS BioTechnologies

- **Nano-Biochip™:** An integrated biochip for analysing nucleic acid and protein profiles, converting molecular profiles to digital information that is stored as a part of the IRIS BioWindows™ medical system that includes an **artificial intelligence system** for genetic analysis, which may include optional **next-gen sequencing** data.
- **Clinical Analysis:** Patient samples, which may include tumor or other tissues, blood, saliva, urine, or stool are analyzed and correlated with prior patients' profiles, treatments, and outcomes. Information is generated to enable the patients and their physicians to tailor treatment regimens based upon precise molecular analysis, family medical history, life style considerations, and environmental factors.
- **Research & Development:** Iris Nano-biochips and BioWindows system can be used to develop new precision targeted drugs. Iris is also interested in better understanding stem cells and the microbiome (microorganisms).


genome
cell
chromosomes
genes
DNA
Genes contain instructions for making proteins
proteins
Proteins act alone or in complexes to perform many cellular functions

IRIS Comprehensive Clinical Solution

IRIS BioTechnologies



Public Research data
Patient Sample
Disposable Nano-Biochip™ and Next-Gen Sequencing
BioWindows™ Artificial Intelligence System
Clinical Assessment Analytics
Medical Treatment
Private Research data

Competitive Environment

IRIS BioTechnologies

	Product Comparison	Tumor Test Price	Prediction	Technology	Market Cap (NASDAQ 10/25/13)
Iris	Nano-Biochip™ BioWindows™ (5 patents)	$ 4-5 K	Cancer Recurrence Chemo Effectiveness Targeted Therapies Match with therapies in clinical trials Best treatment regimen	Integrated BioWindows Artificial Intelligence System with Nano-Biochip and Next-gen sequencing	Planned NASDAQ IPO
Competitors	Genomic Health (Oncotype Dx Test for Breast Cancer)	$ 4.2 K	Cancer Recurrence Chemo Effectiveness	RT-PCR	$941 million (GHDX)
	Foundation Medicine (Foundation One Tumor Test)	$ 5.9 K	Targeted Therapies Match with therapies in clinical trials	Next-gen sequencing	$839 million (FMI)

Contact Information

Thank you for your interest in Iris BioTechnologies Inc.

For further information, please contact Simon Chin, President and CEO.

E-mail: simonchin@irisbiotech.com.

Phone: (408) 806-7149